Exhibit 23.1

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159941 on Form S-8, Registration Statement No. 333-215449 on Form S-3 and Registration Statement No. 333-163047 on Form S-3D of CNB Financial Corporation of our report dated March 10, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of CNB Financial Corporation for the year ended December 31, 2016.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

March 10, 2017